Exhibit 21.1

SUBSIDIARIES

Domestic Subsidiaries

1.	Boston Stock Exchange Clearing Corporation (incorporated in Massachusetts)
2.	Bwise Internal Control Inc. (incorporated in New York)
3.	Consolidated Securities Source LLC (organized in Delaware)
4.	Directors Desk, LLC (organized in Delaware)
5.	Dorsey, Wright & Associates, LLC (organized in Virginia)
6.	ExactEquity, LLC (organized in Delaware)
7.	Execution Access, LLC (organized in Delaware)
8.	FinQloud LLC (organized in Delaware)
9.	FINRA/NASDAQ Trade Reporting Facility LLC (organized in Delaware)
10.	FTEN, Inc. (incorporated in Delaware)
11.	Global Network Content Services, LLC (organized in Florida)
12.	GlobeNewswire, Inc. (incorporated in California)
13.	GraniteBlock, Inc. (incorporated in Delaware)
14.	Granite Redux, Inc. (incorporated in Delaware)
15.	Inet Futures Exchange, LLC (organized in Delaware)
16.	Kleos Managed Services Holdings, LLC (organized in Delaware)
17.	Kleos Managed Services, L.P. (organized in Delaware)
18.	Marketwire, Inc. (organized in California)
19.	MW Holdco (2006) Inc. (organized in Delaware)
20.	NASDAQ Energy Futures, LLC (organized in Delaware)
21.	Nasdaq Execution Services, LLC (organized in Delaware)
22.	NASDAQ Futures, Inc. (incorporated in Pennsylvania)
23.	NASDAQ Global, Inc. (incorporated in Delaware)
24.	Nasdaq International Market Initiatives, Inc. (incorporated in Delaware)
25.	NASDAQ OMX BX Equities LLC (organized in Delaware)
26.	NASDAQ BX, Inc. (incorporated in Delaware)
27.	Nasdaq Commodities Clearing LLC (organized in Delaware)
28.	Nasdaq Corporate Solutions, Inc. (incorporated in Delaware)
29.	Nasdaq Corporate Solutions, LLC (organized in Delaware)
30.	Nasdaq Information, LLC (organized in Delaware)
31.	NASDAQ PHLX LLC (organized in Delaware)
32.	NASDAQ OMX (San Francisco) Insurance LLC (organized in Delaware)
33.	NASDAQ Options Services, LLC (organized in Delaware)
34.	Nasdaq Technology Services, LLC (organized in Delaware)
35.	Norway Acquisition LLC (organized in Delaware)
36.	NPM Securities, LLC (organized in Delaware)
37.	Nasdaq Educational Foundation, Inc. (incorporated in Delaware) (non-profit)
38.	Operations & Compliance Network, LLC (incorporated in Delaware)
39.	The NASDAQ Options Market LLC (organized in Delaware)
40.	The NASDAQ Private Market, LLC (organized in California)
41.	The NASDAQ Stock Market LLC (organized in Delaware)
42.	SecondMarket Solutions, Inc. (organized in Delaware)
43.	SecondMarket Labs, LLC (organized in Delaware)
44.	SMTX, LLC (organized in Delaware)
45.	The Stock Clearing Corporation of Philadelphia (incorporated in Pennsylvania)

Foreign Subsidiaries*

1.	2157971 Ontario Ltd. (organized in Canada)
2.	AB Nasdaq Vilnius (organized in Lithuania)

3.	AS eCSD Expert (organized in Estonia)
4.	AS Eesti Väärtpaberikeskus (organized in Estonia)
5.	AS Latvijas Centralais depozitarijs (organized in Latvia)
6.	Bwise Beheer B.V. (organized in the Netherlands)
7.	Bwise B.V. (organized in the Netherlands)
8.	Bwise Germany GmbH (organized in Germany)
9.	Bwise Holding B.V. (organized in the Netherlands)
10.	Chi-X Canada ATS Limited (organized in Toronto, Canada)
11.	Clearing Control CC AB (organized in Sweden)
12.	Eignarhaldsfelagid Verdbrefathing hf. (organized in Iceland)
13.	Ensoleillement Inc. (organized in New Brunswick, Canada)
14.	Farm Church Holdings ULC (organized in British Columbia, Canada)
15.	Hugin AS (organized in Norway)
16.	Indxis Ltd (organized in the United Kingdom)
17.	Lithuanian Central Securities Depository (organized in Lithuania)
18.	Maiclair Holdings ULC (organized in British Columbia, Canada)
19.	Marketwire China Holding (HK) Limited (organized in Hong Kong)
20.	Marketwired L.P. (organized in Canada)
21.	Marketwired UK Limited (organized in the United Kingdom)
22.	Nasdaq Canada Inc. (organized in Canada)
23.	Nasdaq International Ltd (organized in the United Kingdom)
24.	Nasdaq Australia Holding Pty Ltd (organized in Australia)
25.	Nasdaq Broker Services AB (organized in Sweden)
26.	Nasdaq CSD Iceland hf. (organized in Iceland)
27.	Nasdaq Clearing AB (organized in Sweden)
28.	Nasdaq Copenhagen A/S (organized in Denmark)
29.	Nasdaq Corporate Solutions (India) Private Limited (organized in India)
30.	Nasdaq Corporate Solutions International Limited (organized in the United Kingdom)
31.	Nasdaq Exchange & Clearing Services AB (organized in Sweden)
32.	NASDAQ OMX Europe Ltd (organized in the United Kingdom)
33.	NASDAQ OMX France SAS (organized in France)
34.	NASDAQ OMX Germany GmbH (organized in Germany)
35.	Nasdaq Helsinki Ltd (organized in Finland)
36.	Nasdaq Holding AB (organized in Sweden)
37.	Nasdaq Holding Denmark A/S (organized in Denmark)
38.	Nasdaq Holding Luxembourg Sárl (organized in Luxembourg)
39.	Nasdaq Iceland hf. (organized in Iceland)
40.	NASDAQ OMX Korea Ltd. (organized in South Korea)
41.	Nasdaq NLX Ltd (organized in the United Kingdom)
42.	Nasdaq Nordic Ltd (organized in Finland)
43.	Nasdaq Oslo ASA (organized in Norway)
44.	Nasdaq Riga, AS (organized in Latvia)
45.	Nasdaq (Asia Pacific) Pte. Ltd. (organized in Singapore)
46.	Nasdaq Stockholm AB (organized in Sweden)
47.	Nasdaq Tallinn AS (organized in Estonia)
48.	Nasdaq Teknoloji Servisi Limited Sirketi (organized in Turkey)
49.	Nasdaq Vilnius Services UAB (organized in Lithuania)
50.	Nasdaq AB (organized in Sweden)
51.	Nasdaq Ltd (organized in China)
52.	OMX Netherlands B.V. (organized in the Netherlands)
53.	OMX Netherlands Holding B.V. (organized in the Netherlands)
54.	Nasdaq Pty Ltd (organized in Australia)

55.	Nasdaq Technology AB (organized in Sweden)
56.	Nasdaq Technology Canada Inc. (organized in Canada)
57.	Nasdaq Technology Energy Systems AS (organized in Norway)
58.	Nasdaq Technology Italy Srl (organized in Italy)
59.	Nasdaq Technology Japan Ltd (organized in Japan)
60.	Nasdaq Treasury AB (organized in Sweden)
61.	Nasdaq Treasury Euro AB (organized in Sweden)
62.	OMX Treasury Euro Holding AB (organized in Sweden)
63.	Shareholder.com B.V. (organized in the Netherlands)
64.	SMARTS (Asia) Ltd (organized in China)
65.	SMARTS Broker Compliance Pty Ltd (organized in Australia)
66.	SMARTS Group Holdings Pty Ltd (organized in Australia)
67.	SMARTS Market Surveillance Pty Ltd (organized in Australia)

*The list of subsidiaries does not include foreign branches of particular subsidiaries.